Exhibit 99.1

CVR Refining Reports 2016 Fourth Quarter and Full Year Results

SUGAR LAND, Texas (Feb. 16, 2017) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced net income of $15.3 million on net sales of $4,431.3 million for full year 2016, compared to net income of $291.2 million on net sales of $5,161.9 million for full year 2015. Adjusted EBITDA, a non-GAAP financial measure, for full year 2016 was $222.8 million, compared to adjusted EBITDA of $602.0 million for the previous year.

For the fourth quarter of 2016, the company reported a net loss of $10.7 million on net sales of $1,269.4 million, compared to a net loss of $122.2 million on net sales of $948.3 million for the fourth quarter of 2015. Adjusted EBITDA, a non-GAAP financial measure, for the 2016 fourth quarter was $27.7 million compared to adjusted EBITDA of $16.4 million for the 2015 fourth quarter.

“CVR Refining had strong 2016 fourth quarter operational performance,” said Jack Lipinski, chief executive officer. “The Coffeyville and Wynnewood refineries posted a combined crude throughput of 207,422 barrels per day (bpd), which exceeded the range of our outlook.

“As expected, refining margins for the fourth quarter were seasonally weak,” he said. “Renewable Identification Number (RIN) expenses under the broken Renewable Fuel Standard (RFS) program remained high in the fourth quarter and continue to be a serious concern for merchant refiners. As we have said many times, the RFS point of obligation must be expanded to include all blenders in order for the program to work as Congress originally intended.

“Moving forward, we are cautiously optimistic that the new administration will have a pragmatic approach to how it administers the RFS program,” Lipinski said. “Certainly, the drop in ethanol RIN prices from 2016’s high of $1.09 on Dec. 1 to yesterday’s settlement just under 49 cents proves our supposition that the RIN market is contrived.”

Consolidated Operations

Fourth quarter 2016 throughputs of crude oil and all other feedstocks and blendstocks totaled 223,266 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 172,364 bpd for the same period in 2015.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $7.32 in the 2016 fourth quarter, compared to $8.96 during the same period in 2015. Direct operating expenses (exclusive of depreciation and amortization), excluding major scheduled turnaround expenses, per crude oil throughput barrel, for the 2016 fourth quarter were $4.96, compared to $7.04 in the fourth quarter of 2015.

Distributions

CVR Refining will not pay a cash distribution for the 2016 fourth quarter. CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, RINs' expense and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Exhibit 99.1

Fourth Quarter 2016 Earnings Conference Call

CVR Refining previously announced that it will host its fourth quarter 2016 Earnings Conference Call for analysts and investors on Thursday, Feb. 16, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1005/19480. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1005/19480. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13653930.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 340 miles of active owned and leased pipelines, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(281) 207-3516
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the statement of operations and cash flow data for the year ended December 31, 2015 and the balance sheet data as of December 31, 2015).

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,269.4	$948.3	$4,431.3	$5,161.9
Operating costs and expenses:
Cost of materials and other	1,107.5	842.8	3,759.2	4,143.6
Direct operating expenses(1)(2)	94.7	188.7	393.4	478.5
Depreciation and amortization	32.6	31.5	126.3	128.0
Cost of sales	1,234.8	1,063.0	4,278.9	4,750.1
Flood insurance recovery	—	—	—	(27.3)
Selling, general and administrative expenses(1)	18.5	20.2	71.9	75.2
Depreciation and amortization	0.8	0.6	2.7	2.2
Operating income (loss)	15.3	(135.5)	77.8	361.7
Interest expense and other financing costs	(11.7)	(10.5)	(43.4)	(42.6)
Interest income	0.1	0.1	0.1	0.4
Gain (loss) on derivatives, net	(14.6)	23.6	(19.4)	(28.6)
Other income, net	0.2	0.1	0.2	0.3
Income (loss) before income tax expense	(10.7)	(122.2)	15.3	291.2
Income tax expense	—	—	—	—
Net income (loss)	$(10.7)	$(122.2)	$15.3	$291.2

Net income (loss) per common unit - basic and diluted	$(0.07)	$(0.83)	$0.10	$1.97

Adjusted EBITDA*	$27.7	$16.4	$222.8	$602.0
Available cash for distribution*	$—	$(3.7)	$0.3	$402.0

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6	147.6	147.6

* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses and selling, general and administrative expenses for the three months and years ended December 31, 2016 and 2015 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses and selling, general and administrative expenses.

(2) Direct operating expenses includes $0.0 million and $31.5 million of major scheduled turnaround expenses during the three months and year ended December 31, 2016, respectively. Direct operating expenses includes $84.9 million and $102.2 million of major scheduled turnaround expenses during the three months and year ended December 31, 2015.

	As of December 31, 2016	As of December 31, 2015
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$314.1	$187.3
Working capital (1)	313.7	297.5
Total assets (1)	2,331.9	2,189.0
Total debt, including current portion (1)	541.5	573.8
Total partners’ capital	1,296.7	1,281.4

(1) Prior period amounts have been retrospectively adjusted for Accounting Standard Update No. 2015-03, which requires that costs incurred to issue debt be presented in the balance sheet as a direct reduction from the carrying value of the debt.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$81.4	$(93.2)	$267.8	$473.7
Investing activities	(21.3)	(71.2)	(107.9)	(194.7)
Financing activities	(31.9)	(149.4)	(33.1)	(461.9)
Net cash flow	$28.2	$(313.8)	$126.8	$(182.9)

Capital expenditures for property, plant and equipment
Maintenance capital expenditures	$13.5	$36.9	$63.6	$103.4
Growth capital expenditures	5.4	34.2	38.7	91.3
Total capital expenditures	$18.9	$71.1	$102.3	$194.7

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit (loss)	$1.81	$(7.80)	$2.10	$6.23
Gross profit (loss) excluding flood insurance recovery*	1.81	(7.80)	2.10	5.84
Refining margin*	8.49	7.16	9.27	14.45
FIFO impact (favorable) unfavorable	(1.17)	1.80	(0.72)	0.86
Refining margin adjusted for FIFO impact*	7.32	8.96	8.55	15.31
Direct operating expenses and major scheduled turnaround expenses	4.96	12.81	5.43	6.79
Direct operating expenses excluding major scheduled turnaround expenses	4.96	7.04	4.99	5.34
Direct operating expenses and major scheduled turnaround expenses per barrel sold	4.64	12.34	5.08	6.40
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.64	$6.79	$4.67	$5.04
Barrels sold (barrels per day)	221,921	166,168	211,643	204,708

* See "Use of Non-GAAP Financial Measures" below.

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	185,154	82.9%	151,215	87.7%	177,256	84.8%	176,097	86.0%
Medium	3,160	1.4%	209	0.1%	2,525	1.2%	2,460	1.2%
Heavy sour	19,108	8.6%	8,715	5.1%	18,261	8.7%	14,520	7.1%
Total crude oil throughput	207,422	92.9%	160,139	92.9%	198,042	94.7%	193,077	94.3%
All other feedstocks and blendstocks	15,844	7.1%	12,225	7.1%	11,077	5.3%	11,672	5.7%
Total throughput	223,266	100.0%	172,364	100.0%	209,119	100.0%	204,749	100.0%
Production:
Gasoline	114,682	51.1%	80,111	46.3%	108,762	51.9%	99,961	48.5%
Distillate	91,021	40.5%	70,201	40.6%	85,092	40.6%	85,953	41.7%
Other (excluding internally produced fuel)	18,782	8.4%	22,638	13.1%	15,751	7.5%	20,074	9.8%
Total refining production (excluding internally produced fuel)	224,485	100.0%	172,950	100.0%	209,605	100.0%	205,988	100.0%
Product price (dollars per gallon):
Gasoline	$1.42		$1.32		$1.34		$1.61
Distillate	1.52		1.34		1.36		1.62

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$49.29	$42.16	$43.47	$48.76
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.92	0.35	0.85	(0.28)
WTI less WCS (heavy sour)	15.04	14.45	13.95	13.20
NYMEX Crack Spreads:
Gasoline	12.96	12.79	15.42	19.89
Heating Oil	16.45	15.21	13.89	20.93
NYMEX 2-1-1 Crack Spread	14.70	14.00	14.66	20.41
PADD II Group 3 Product Basis:
Gasoline	(3.70)	0.26	(3.62)	(2.12)
Ultra Low Sulfur Diesel	(2.55)	(0.44)	(0.92)	(2.02)
PADD II Group 3 Product Crack Spread:
Gasoline	9.28	13.05	11.82	17.76
Ultra Low Sulfur Diesel	13.91	14.76	12.96	18.91
PADD II Group 3 2-1-1	11.60	13.91	12.39	18.34

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$854.7	$522.6	$2,948.9	$3,220.6
Cost of materials and other	750.6	490.5	2,513.9	2,626.1
Direct operating expenses(1)	52.0	53.5	196.4	209.1
Major scheduled turnaround expenses	—	84.9	31.5	102.2
Flood insurance recovery	—	—	—	(27.3)
Depreciation and amortization	18.4	17.5	69.7	72.1
Gross profit (loss)	33.7	(123.8)	137.4	238.4
Add:
Direct operating expenses(1)	52.0	53.5	196.4	209.1
Major scheduled turnaround expenses	—	84.9	31.5	102.2
Flood insurance recovery	—	—	—	(27.3)
Depreciation and amortization	18.4	17.5	69.7	72.1
Refining Margin*	104.1	32.1	435.0	594.5
FIFO impact, (favorable) unfavorable	(15.4)	17.4	(37.8)	38.0
Refining margin adjusted for FIFO impact*	$88.7	$49.5	$397.2	$632.5

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit (loss)	$2.76	$(17.42)	$3.03	$5.77
Gross profit (loss) excluding flood insurance recovery*	2.76	(17.42)	3.03	5.11
Refining margin*	8.55	4.52	9.57	14.37
FIFO impact (favorable) unfavorable	(1.26)	2.45	(0.83)	0.92
Refining margin adjusted for FIFO impact*	7.29	6.97	8.74	15.29
Direct operating expenses and major scheduled turnaround expenses	4.27	19.48	5.02	7.53
Direct operating expenses excluding major scheduled turnaround expenses	4.27	7.53	4.32	5.06
Direct operating expenses and major scheduled turnaround expenses per barrel sold	3.84	18.46	4.54	6.92
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$3.84	$7.14	$3.92	$4.65
Barrels sold (barrels per day)	146,930	81,484	137,047	123,279

* See "Use of Non-GAAP Financial Measures" below.
(1) Direct operating expenses for the three months and years ended December 31, 2016 and 2015 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	113,243	78.4%	68,452	80.7%	104,679	78.9%	96,727	79.5%
Medium	—	—%	57	0.1%	1,229	0.9%	2,058	1.7%
Heavy sour	19,108	13.2%	8,715	10.3%	18,261	13.8%	14,520	11.9%
Total crude oil throughput	132,351	91.6%	77,224	91.1%	124,169	93.6%	113,305	93.1%
All other feedstocks and blendstocks	12,206	8.4%	7,540	8.9%	8,453	6.4%	8,400	6.9%
Total throughput	144,557	100.0%	84,764	100.0%	132,622	100.0%	121,705	100.0%
Production:
Gasoline	75,273	51.1%	36,493	42.1%	69,303	51.4%	57,815	46.5%
Distillate	60,550	41.1%	35,588	41.0%	55,790	41.4%	53,136	42.7%
Other (excluding internally produced fuel)	11,446	7.8%	14,655	16.9%	9,756	7.2%	13,503	10.8%
Total refining production (excluding internally produced fuel)	147,269	100.0%	86,736	100.0%	134,849	100.0%	124,454	100.0%

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$413.6	$424.6	$1,478.0	$1,936.9
Cost of materials and other	356.9	351.8	1,245.4	1,516.3
Direct operating expenses(1)	42.7	49.2	165.5	166.2
Major scheduled turnaround expenses	—	—	—	—
Depreciation and amortization	12.8	12.6	50.7	50.2
Gross profit	1.2	11.0	16.4	204.2
Add:
Direct operating expenses(1)	42.7	49.2	165.5	166.2
Major scheduled turnaround expenses	—	—	—	—
Depreciation and amortization	12.8	12.6	50.7	50.2
Refining Margin*	56.7	72.8	232.6	420.6
FIFO impact, (favorable) unfavorable	(7.0)	9.2	(14.2)	22.3
Refining margin adjusted for FIFO impact*	$49.7	$82.0	$218.4	$442.9

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit	$0.16	$1.44	$0.61	$7.01
Refining margin*	8.20	9.54	8.60	14.44
FIFO impact (favorable) unfavorable	(1.01)	1.20	(0.53)	0.77
Refining margin adjusted for FIFO impact*	7.19	10.74	8.07	15.21
Direct operating expenses and major scheduled turnaround expenses	6.19	6.44	6.12	5.71
Direct operating expenses excluding major scheduled turnaround expenses	6.19	6.44	6.12	5.71
Direct operating expenses and major scheduled turnaround expenses per barrel sold	6.20	6.31	6.06	5.59
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$6.20	$6.31	$6.06	$5.59
Barrels sold (barrels per day)	74,991	84,684	74,596	81,429

* See "Use of Non-GAAP Financial Measures" below.
(1) Direct operating expenses for the three months and years ended December 31, 2016 and 2015 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	71,911	91.4%	82,763	94.5%	72,577	94.9%	79,370	95.6%
Medium	3,160	4.0%	152	0.2%	1,296	1.7%	402	0.5%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	75,071	95.4%	82,915	94.7%	73,873	96.6%	79,772	96.1%
All other feedstocks and blendstocks	3,638	4.6%	4,685	5.3%	2,624	3.4%	3,272	3.9%
Total throughput	78,709	100.0%	87,600	100.0%	76,497	100.0%	83,044	100.0%
Production:
Gasoline	39,409	51.0%	43,618	50.6%	39,459	52.8%	42,146	51.7%
Distillate	30,471	39.5%	34,613	40.1%	29,302	39.2%	32,817	40.2%
Other (excluding internally produced fuel)	7,336	9.5%	7,983	9.3%	5,995	8.0%	6,571	8.1%
Total refining production (excluding internally produced fuel)	77,216	100.0%	86,214	100.0%	74,756	100.0%	81,534	100.0%

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of materials and other. Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of materials and other) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of materials and other adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

The calculation of refining margin and refining margin adjusted for FIFO impact for the three months and years ended December 31, 2016 and 2015 is as follows:

Consolidated Operating Data
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions)
Net Sales	$1,269.4	$948.3	$4,431.3	$5,161.9
Cost of materials and other	1,107.5	842.8	3,759.2	4,143.6
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	94.7	103.8	361.9	376.3
Major schedule turnaround expenses	—	84.9	31.5	102.2
Flood insurance recovery	—	—	—	(27.3)
Depreciation and amortization	32.6	31.5	126.3	128.0
Gross profit (loss)	34.6	(114.7)	152.4	439.1
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	94.7	103.8	361.9	376.3
Major schedule turnaround expenses	—	84.9	31.5	102.2
Flood insurance recovery	—	—	—	(27.3)
Depreciation and amortization	32.6	31.5	126.3	128.0
Refining Margin	161.9	105.5	672.1	1,018.3
FIFO impact, (favorable) unfavorable	(22.4)	26.6	(52.1)	60.3
Refining Margin adjusted for FIFO impact	$139.5	$132.1	$620.0	$1,078.6

The calculation of refining margin per crude oil throughput barrel and refining margin adjusted for FIFO impact per crude oil throughput barrel for the three months and years ended December 31, 2016 and 2015 is as follows:

Consolidated Operating Data
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total crude oil throughput barrels per day	207,422	160,139	198,042	193,077
Days in the period	92	92	366	365
Total crude oil throughput barrels	19,082,824	14,732,788	72,483,372	70,473,105

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except for $ per barrel data)
Refining Margin	$161.9	$105.5	$672.1	$1,018.3
Divided by: crude oil throughput barrels	19.1	14.7	72.5	70.5
Refining Margin per crude oil throughput barrel	$8.49	$7.16	$9.27	$14.45

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except for $ per barrel data)
Refining Margin adjusted for FIFO impact	$139.5	$132.1	$620.0	$1,078.6
Divided by: crude oil throughput barrels	19.1	14.7	72.5	70.5
Refining Margin adjusted for FIFO impact per crude oil throughput barrel	$7.32	$8.96	$8.55	$15.31

Coffeyville Refinery
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total crude oil throughput barrels per day	132,351	77,224	124,169	113,305
Days in the period	92	92	366	365
Total crude oil throughput barrels	12,176,292	7,104,608	45,445,854	41,356,325

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except for $ per barrel data)
Refining Margin	$104.1	$32.1	$435.0	$594.5
Divided by: crude oil throughput barrels	12.2	7.1	45.4	41.4
Refining Margin per crude oil throughput barrel	$8.55	$4.52	$9.57	$14.37

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except for $ per barrel data)
Refining Margin adjusted for FIFO impact	$88.7	$49.5	$397.2	$632.5
Divided by: crude oil throughput barrels	12.2	7.1	45.4	41.4
Refining Margin adjusted for FIFO impact per crude oil throughput barrel	$7.29	$6.97	$8.74	$15.29

Wynnewood Refinery
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total crude oil throughput barrels per day	75,071	82,915	73,873	79,772
Days in the period	92	92	366	365
Total crude oil throughput barrels	6,906,532	7,628,180	27,037,518	29,116,780

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except for $ per barrel data)
Refining Margin	$56.7	$72.8	$232.6	$420.6
Divided by: crude oil throughput barrels	6.9	7.6	27.0	29.1
Refining Margin per crude oil throughput barrel	$8.20	$9.54	$8.60	$14.44

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except for $ per barrel data)
Refining Margin adjusted for FIFO impact	$49.7	$82.0	$218.4	$442.9
Divided by: crude oil throughput barrels	6.9	7.6	27.0	29.1
Refining Margin adjusted for FIFO impact per crude oil throughput barrel	$7.19	$10.74	$8.07	$15.21

Gross profit (loss) excluding flood insurance recovery is calculated as the difference between net sales, cost of materials and other, direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization. Gross profit (loss) excluding flood insurance recovery per crude oil throughput barrel is calculated as gross profit (loss) excluding flood insurance recovery as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) excluding flood insurance recovery is a non-GAAP measure that should not be substituted for operating income (loss). Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit (loss) excluding flood insurance recovery may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. The calculation of gross profit (loss) excluding flood insurance recovery and gross profit (loss) excluding flood insurance recovery per crude oil throughput barrel for the three months and years ended December 31, 2016 and 2015 is as follows:

Consolidated Operating Data
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions)
Net Sales	$1,269.4	$948.3	$4,431.3	$5,161.9
Cost of materials and other	1,107.5	842.8	3,759.2	4,143.6
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	94.7	188.7	393.4	478.5
Flood insurance recovery	—	—	—	(27.3)
Depreciation and amortization	32.6	31.5	126.3	128.0
Gross profit (loss)	34.6	(114.7)	152.4	439.1
Flood insurance recovery	—	—	—	(27.3)
Gross profit (loss) excluding flood insurance recovery	$34.6	$(114.7)	$152.4	$411.8

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except for $ per barrel data)
Gross profit excluding flood insurance recovery	$34.6	$(114.7)	$152.4	$411.8
Divided by: Crude oil throughput barrels	19.1	14.7	72.5	70.5
Gross profit (loss) excluding flood insurance recovery per crude oil throughput barrel	$1.81	$(7.80)	$2.10	$5.84

Coffeyville Refinery
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions)
Net Sales	$854.7	$522.6	$2,948.9	$3,220.6
Cost of materials and other	750.6	490.5	2,513.9	2,626.1
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	52.0	53.5	196.4	209.1
Major schedule turnaround expenses	—	84.9	31.5	102.2
Flood insurance recovery	—	—	—	(27.3)
Depreciation and amortization	18.4	17.5	69.7	72.1
Gross profit (loss)	33.7	(123.8)	137.4	238.4
Flood insurance recovery	—	—	—	(27.3)
Gross profit (loss) excluding flood insurance recovery	$33.7	$(123.8)	$137.4	$211.1

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except for $ per barrel data)
Gross profit (loss) excluding flood insurance recovery	$33.7	$(123.8)	$137.4	$211.1
Divided by: Crude oil throughput barrels	12.2	7.1	45.4	41.4
Gross profit (loss) excluding flood insurance recovery per crude oil throughput barrel	$2.76	$(17.42)	$3.03	$5.11

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact (favorable) unfavorable; (ii) share-based compensation, non-cash; (iii) loss on extinguishment of debt; (iv) major scheduled turnaround expenses (that many of our competitors capitalize and thereby exclude form their measures of EBITDA and adjusted EBITDA); (v) (gain) loss on derivatives, net; (vi) current period settlements on derivative contracts and (vii) flood insurance recovery. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three months and years ended December 31, 2016 and 2015 is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions)
Net income (loss)	$(10.7)	$(122.2)	$15.3	$291.2
Add:
Interest expense and other financing costs, net of interest income	11.6	10.4	43.3	42.2
Income tax expense	—	—	—	—
Depreciation and amortization	33.4	32.1	129.0	130.2
EBITDA	34.3	(79.7)	187.6	463.6
Add:
FIFO impact (favorable) unfavorable	(22.4)	26.6	(52.1)	60.3
Share-based compensation, non-cash	—	0.1	—	0.6
Major scheduled turnaround expenses	—	84.9	31.5	102.2
(Gain) loss on derivatives, net	14.6	(23.6)	19.4	28.6
Current period settlements on derivative contracts(1)	1.2	8.1	36.4	(26.0)
Flood insurance recovery(2)	—	—	—	(27.3)
Adjusted EBITDA	$27.7	$16.4	$222.8	$602.0
_________________________

(1)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

(2)	Represents an insurance recovery from environmental insurance carriers as a result of the flood and crude oil discharge at the Coffeyville refinery on June/July 2007.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income (loss) or operating income (loss) as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash begins with Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and (iv) to the extent applicable, reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
	(in millions, except per unit data)
Adjusted EBITDA	$27.7	$222.8
Adjustments:
Less:
Cash needs for debt service	(10.0)	(40.0)
Reserves for environmental and maintenance capital expenditures	(17.7)	(114.1)
Reserves for major scheduled turnaround expenses	—	(48.7)
Reserves for future operating needs	—	(19.7)
Available cash for distribution	$—	$0.3

Available cash for distribution, per unit	$—	$—
Distribution declared, per unit	$—	$—
Common units outstanding	147.6	147.6

Q1 2017 Outlook. The table below summarizes our outlook for certain refining statistics for the first quarter of 2017. See “forward looking statements.”

	Q1 2017
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	195,000	210,000
Total refining production (bpd)	205,000	220,000